FS Investment Corporation II 8-K

Exhibit 10.3

COOPER RIVER LLC
as Company

and

FS INVESTMENT CORPORATION II
as Investment Manager

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

Dated as of May 29, 2015

Amended and Restated INVESTMENT MANAGEMENT AGREEMENT, dated as of May 29, 2015 (this “Agreement”), between COOPER RIVER LLC, a Delaware limited liability company (the “Company”), and FS INVESTMENT CORPORATION II, a Maryland corporation (in such capacity, the “Investment Manager”). This Agreement amends and restates in its entirety the Investment Management Agreement, dated as of March 27, 2013, by and between the Company and the Investment Manager.

WHEREAS, the Company desires to engage the Investment Manager to provide the services described herein, and the Investment Manager desires to provide such services; and

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Credit and Security Agreement dated as of May 29, 2015, as amended from time to time (together with any agreements referred to therein, the “Credit Agreement”), among the Company, the financial institutions and other lenders from time to time party thereto (the “Lenders”), Citibank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Citibank, N.A., acting through its Agency & Trust division, as collateral custodian and as collateral agent, and Virtus Group, LP, as collateral administrator.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:

1.                   Management Services.

The Investment Manager will provide the Company with the following services (in accordance with and subject to the applicable requirements of, and the restrictions and limitations set forth in, the Credit Agreement and the Company’s amended and restated limited liability company agreement (the “LLC Agreement”)):

(a)                 determining the specific Collateral Loans or other assets to be purchased, otherwise acquired or sold by the Company, taking into consideration the payment obligations of the Company on each Payment Date under the Credit Agreement, such that expected distributions on the Collateral Loans and other assets of the Company permit a timely performance of the payment obligations by the Company under the Credit Agreement; provided that the Investment Manager does not hereby guarantee the timely performance of such payment obligations;

(b)                 effecting the purchase, other acquisition and sale of Collateral Loans and all other assets of the Company;

(c)                 subject to the limitations set forth in the Credit Agreement, negotiating with Obligors of the Collateral Loans as to proposed amendments and modifications (including, but not limited to, extensions or releases of collateral) of the documentation evidencing and governing the Collateral Loans;

(d)                 making determinations with respect to the Company’s exercise (including but not limited to any waiver) of any rights (including but not limited to voting rights and rights arising in connection with the bankruptcy or insolvency of an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Collateral Loans and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor;

(e)                 monitoring the ratings of the Collateral Loans;

(f)                  monitoring the Collateral Loans on an ongoing basis and providing to the Agent and the Company or to any other Person designated by the Company all information and data which is generated by, or reasonably accessible to, the Investment Manager and which is required under the Credit Agreement or requested by the Company in connection with the preparation of all reports, certificates, schedules and other data which the Company is required to prepare and deliver under the Credit Agreement, in the form and containing all information required by the Credit Agreement, in sufficient time for the Company, or the Person designated by the Company, to review such data and prepare and deliver to the parties entitled thereto all such reports, certificates, schedules and other data required by the Credit Agreement;

(g)                 determining whether any investment is an Eligible Loan, determining whether the Concentration Limitations are exceeded, selecting (from among the Collateral Loans whose Aggregate Principal Balance causes such Concentration Limitations to be exceeded) the Collateral Loans, or portions thereof, to be allocated to the Excess Concentration Amount, and revising such allocations from time to time;

(h)                 determining whether any investment is a Broadly Syndicated Loan, First Lien Obligation, Uni-tranche Collateral Loan, First Lien/Last Out Obligation or Second Lien Obligation;

(i)                   subject to the limitations set forth in the Credit Agreement, determining whether any payment will be made, and the amount thereof, pursuant to Section 9.01 of the Credit Agreement (it being understood that certain of such determinations will involve discretion on the part of the Investment Manager, and others will be merely computational, all in accordance with the procedures and limitations set forth in the Credit Agreement);

(j)                  managing the Company’s investments within the parameters set forth in the Credit Agreement;

(k)                 complying with such other duties and responsibilities as may be expressly required of the Investment Manager by the Credit Agreement;

(l)                   notifying the Administrative Agent and the Company in writing within three (3) Business Days of an Event of Default under the Credit Agreement to the extent a Responsible Officer of the Investment Manager has actual knowledge of the occurrence thereof; and

(m)               delivering notices of borrowing and payment instructions to the Administrative Agent and the Collateral Agent.

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The Company agrees for the benefit of the Investment Manager and the Administrative Agent to follow the lawful instructions and directions of the Investment Manager in connection with the Investment Manager’s services hereunder.

The Investment Manager shall use reasonable care in rendering its services hereunder, using a degree of skill and attention no less than that which the Investment Manager exercises with respect to comparable assets that it manages for itself and for others in accordance with its existing practices and procedures which the Investment Manager reasonably believes to be consistent with those followed by institutional managers of national standing relating to assets of the nature and character of Collateral Loans, except as expressly provided otherwise in this Agreement or the Credit Agreement. The Investment Manager shall comply with and perform all the duties and functions that have been specifically delegated to it under this Agreement and the Credit Agreement. The Investment Manager shall not be bound to follow any amendment to the Credit Agreement, however, until it has received a copy of the amendment from the Company or the Administrative Agent and, in addition, the Investment Manager shall not be bound by any amendment to the Credit Agreement which adversely affects in any material respects the obligations of the Investment Manager unless the Investment Manager shall have consented thereto in writing. The Company agrees that it will not permit any amendment to the Credit Agreement that adversely affects the duties or liabilities of the Investment Manager to become effective unless the Investment Manager has been given prior written notice of such amendment and consented thereto in writing.

To the extent necessary or appropriate to perform all of the duties to be performed by it hereunder, the Investment Manager shall have the power to negotiate, execute and deliver all necessary documents and instruments on behalf of the Company with respect to any Collateral Loan or other asset of the Company and with respect to the rights and obligations of the Company under the Credit Agreement.

The Investment Manager shall have no obligation to perform any duties other than those specified herein or in the Credit Agreement.

The Investment Manager agrees to cooperate and assist in the servicing and administration of the Collateral after the occurrence of a Collateral Manager Event, including, without limitation, the delivery to the Administrative Agent in an orderly and timely fashion of all records and information with respect to the Collateral (provided that the Investment Manager may keep a copy of such records and information for its own files).

2.                   Brokerage.

The Investment Manager shall use reasonable efforts to obtain the best prices and execution for all orders placed with respect to the Collateral Loans, and other assets of the Company, considering all circumstances. Subject to the objective of obtaining best prices and execution, the Investment Manager may take into consideration research and other brokerage services furnished to the Investment Manager or its Affiliates by brokers and dealers which are not Affiliates of the Investment Manager. Such services may be used by the Investment Manager or its Affiliates in connection with its other advisory activities or investment operations. The Investment Manager may aggregate sales and purchase orders of securities placed with respect to the Collateral Loans, and other assets of the Company, with similar orders being made simultaneously for other accounts managed by the Investment Manager or with accounts of the Affiliates of the Investment Manager, if in the Investment Manager’s sole judgment such aggregation shall result in an overall economic benefit to the Company taking into consideration the selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per position basis.

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The Company acknowledges that the determination of any such economic benefit by the Investment Manager is subjective and represents the Investment Manager’s evaluation at the time that the Company will be benefited by better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. When any aggregate sales or purchase orders occur, the objective of the Investment Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner.

Subject to the Investment Manager’s execution obligations described herein, the Investment Manager is hereby authorized to effect client cross-transactions where the Investment Manager causes a transaction to be effected between the Company and another account advised by it or any of its Affiliates; provided that, if and to the extent required by the Investment Advisers Act, such authorization is terminable at the Company’s option without penalty, effective upon receipt by the Investment Manager of written notice from the Company. In addition, the Company hereby consents to, and authorizes the Investment Manager to enter into, agency cross-transactions where it or any of its Affiliates acts as broker for the Company and for the other party to the transaction, to the extent permitted under applicable law; provided that the Company shall have the right to revoke such consent at any time by written notice to the Investment Manager.

All purchases and sales of Collateral Loans and other assets of the Company by the Investment Manager on behalf of the Company shall be in compliance with applicable laws.

3.                   The Representations and Warranties of the Company.

The Company represents and warrants to the Investment Manager that:

(a)                 the Company has been duly organized and is validly existing under the laws of Delaware, has the full power and authority to own its assets and the obligations proposed to be owned by it and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement and the Credit Agreement would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company;

(b)                 the Company has full corporate power and authority to execute, deliver and perform this Agreement, the Credit Agreement and all obligations required hereunder and under the Credit Agreement, and the performance of all obligations imposed upon it hereunder and thereunder;

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(c)                 this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)                 no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Company of its duties hereunder, except such as have been duly made or obtained;

(e)                 neither the execution and delivery of this Agreement nor the fulfillment of the terms hereof conflicts with or results in a material breach or violation of any of the material terms or provisions of or constitutes a material default under (i) the Company’s certificate of formation, operating agreement or other constituent documents, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Company is a party or is bound, (iii) any statute applicable to the Company or (iv) any law, decree, order, rule or regulation applicable to the Company of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Company or its properties, and which would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(f)                  neither the Company nor any of its Affiliates are in violation of any U.S. federal or state securities law or regulation promulgated thereunder and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Company, threatened that would have a material adverse effect upon the performance by the Company of its duties under this Agreement;

(g)                 the Company has not engaged in any transaction that would result in the violation of, or require registration as an investment company under, the Investment Company Act;

(h)                 the Company is not required to register as an “investment company” under the Investment Company Act; and

(i)                   there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Company, threatened that, if determined adversely to the Company, would have a material adverse effect upon the performance by the Company of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Credit Agreement applicable to the Company thereunder.

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4.                   Representations and Warranties of the Investment Manager.

The Investment Manager represents and warrants to the Company that:

(a)                 the Investment Manager is duly organized and validly existing under the laws of Maryland and has the full power and authority to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where the conduct of its business requires, or the performance of its obligations under this Agreement and the provisions of the Credit Agreement applicable to the Investment Manager would require, such qualification, except for failures to be so qualified, authorized or licensed which would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Investment Manager, or on the ability of the Investment Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the applicable provisions of the Credit Agreement;

(b)                 the Investment Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and under the Credit Agreement;

(c)                 this Agreement has been duly authorized, executed and delivered by the Investment Manager and constitutes a valid and binding agreement of the Investment Manager, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)                 neither the Investment Manager nor any of its Affiliates is in violation of any federal or state securities law or regulation promulgated thereunder or any material listing requirements of any exchange on which it is listed and there is no charge, investigation, action, suit or proceeding before or by any court, exchange or regulatory agency pending or, to the best knowledge of the Investment Manager, threatened, that in either case would have a material adverse effect upon the performance by the Investment Manager of its duties under this Agreement;

(e)                 neither the execution and delivery of this Agreement, nor the performance of the terms hereof or the provisions of the Credit Agreement applicable to the Investment Manager, conflicts with or results in a material breach or violation of any of the material terms or provisions of, or constitutes a material default under, (i) its articles of incorporation, bylaws or other constituent document, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other material agreement, obligation, condition, covenant or instrument to which the Investment Manager is a party or is bound, (iii) any statute applicable to the Investment Manager or (iv) any law, decree, order, rule or regulation applicable to the Investment Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having or asserting jurisdiction over the Investment Manager or its properties, and which would have, in the case of any of clauses (ii) through (iv) of this paragraph (e), a material adverse effect upon the performance by the Investment Manager of its duties under this Agreement or the provisions of the Credit Agreement applicable to the Investment Manager; and

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(f)                  no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by it of its duties hereunder, except such as have been duly made or obtained.

5.                   Expenses.

The Investment Manager shall pay all expenses and costs (including salaries, rent and other overhead) incurred by it in connection with its services under this Agreement; provided that the Investment Manager shall not be liable for and the Company shall be responsible for the payment of (i) expenses and costs of legal advisers (including reasonable expenses and costs associated with the use of internal legal counsel of the Investment Manager), consultants and other professionals retained by the Company or by the Investment Manager, on behalf of the Company, in connection with the services provided by the Investment Manager pursuant to this Agreement and the Credit Agreement, (ii) the reasonable cost of asset pricing and asset rating services, and accounting, programming and data entry services that are retained in connection with services of the Investment Manager under this Agreement, (iii) travel expenses (airfare, meals, lodging and other transportation) incurred by the Investment Manager as is reasonably necessary in connection with the selection of Collateral Loans and the negotiation, documentation, default or restructuring of any Collateral Loan, and (iv) any extraordinary costs and expenses incurred by the Investment Manager in the performance of its obligations under this Agreement and the Credit Agreement. To the extent that such expenses are incurred in connection with obligations that are also held by the Investment Manager, the Investment Manager shall allocate the expenses among the accounts in a fair and equitable manner. Any amounts payable pursuant to this Section 5 shall be reimbursed by the Company to the extent funds are available therefor and payable as an Administrative Expense in accordance with the Priority of Payments.

6.                   Fees.

(a)                 The Company shall pay to the Investment Manager, for services rendered and performance of its obligations under this Agreement fees which are payable in arrears on each Payment Date (subject to availability of funds and the conditions set forth in Section 9.01(a)(i)(B) or (H) of the Credit Agreement) in an amount equal to 0.35% per annum of the Aggregate Principal Balance of all Eligible Loans and the principal balance of any Eligible Investments on deposit in the Principal Collection Account, measured as of the Determination Date immediately preceding such Payment Date (the “Management Fee”). The Management Fee will be calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed.

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(b)                 [Reserved].

(c)                 The Investment Manager may, in its sole discretion, (i) waive all or any portion of the Management Fee or (ii) defer all or any portion of the Management Fee. Such deferred amounts will become payable on the next Payment Date in the same manner and priority as their original characterization would have required unless deferred again.

(d)                 If this Agreement is terminated pursuant to Section 11 hereof or otherwise, the Management Fee calculated as provided in Section 6(a) hereof shall be prorated for any partial periods between Payment Dates during which this Agreement was in effect and shall be due and payable, along with any deferred Management Fee, on the first Payment Date following the effective date of such termination.

(e)                 The Management Fee will be payable from the Company’s assets in accordance with the terms of the Credit Agreement. If on any Payment Date there are insufficient funds to pay the Management Fee then due in full, the amount not so paid shall be deferred without interest and shall be payable on the next Payment Date, if any, on which any funds are available therefor in accordance with the Priority of Payments, as provided in the Credit Agreement.

7.                   Non-Exclusivity.

The services of the Investment Manager to the Company are not to be deemed exclusive, and the Investment Manager shall be free to render asset management or management services to other Persons (including Affiliates, other investment companies, and clients having objectives similar to those of the Company). It is understood and agreed that the officers and directors of the Investment Manager may engage in any other business activity or render services to any other Person or serve as partners, officers or directors of any other firm or corporation. Notwithstanding the foregoing, it is understood and agreed that the Investment Manager will at no time render any services to, or in any way participate in the organization or operation of, any investment company or other entity if such actions would require the Company to register as an “investment company” under the Investment Company Act. Subject to Section 9 hereof, it is understood and agreed that information or advice received by the Investment Manager and officers or directors of the Investment Manager hereunder shall be used by such organization or such persons to the extent permitted by applicable law.

8.                   Conflicts of Interest.

The Investment Manager may, subject to applicable legal requirements and the Credit Agreement, direct the Company (i) to acquire (whether by purchase, contribution or otherwise) any Collateral Loans for the Company from the Investment Manager or any of its Affiliates as principal or (ii) to sell or distribute any Collateral Loans for the Company to the Investment Manager or any of its Affiliates as principal; provided that any such purchase and sale shall be on terms no less favorable to the Company than as would be obtained on an arm’s length basis.

Notwithstanding the provisions of the preceding paragraph, various potential and actual conflicts of interest may arise from the overall investment activity of the Investment Manager and its Affiliates. The Investment Manager, its Affiliates and their respective clients may invest in obligations that would be appropriate for inclusion in the Company’s assets. Such investments may be different from those made on behalf of the Company. The Investment Manager and its Affiliates may have ongoing relationships with Obligors and may own equity or debt obligations issued by Obligors. The Investment Manager and its Affiliates and the clients of the Investment Manager or its Affiliates may invest in obligations that are senior to, or have interests different from or adverse to, the Collateral Loans of the Company. The Investment Manager may serve as Investment Manager for, invest in, or be affiliated with, other entities organized to issue collateralized debt obligations secured by loans, high-yield debt securities, or other debt obligations. The Investment Manager may at certain times be simultaneously seeking to purchase or sell investments for other entities for which it serves as Investment Manager, or for its clients and Affiliates, and selecting such investments as Collateral Loans for the Company. Furthermore, the Investment Manager and/or its Affiliates may make an investment on their behalf or on behalf of any account that they manage or advise without offering the investment opportunity to the Company or making an investment on behalf of the Company.

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The Company hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Investment Manager; provided that nothing in this Section 8 shall be construed as altering the duties of the Investment Manager as set forth in this Agreement, the Credit Agreement or the requirements of any law, rule, or regulation applicable to the Investment Manager.

9.                   Records; Confidentiality.

The Investment Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Company, the Administrative Agent, and independent accountants appointed by the Company at a mutually agreed time during normal business hours and upon not less than ten (10) days’ prior notice.

At no time will the Investment Manager make a public announcement concerning the Credit Agreement, the Investment Manager’s role hereunder or any other aspect of the transactions contemplated by this Agreement and the Credit Agreement absent the written consent of the Company.

The Investment Manager shall, and shall cause its Affiliates to, keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to non-affiliated third parties except (i) with the prior written consent of the Company, (ii) as required by law, regulation, court order or the rules or regulations of any self regulating organization, body or official having jurisdiction over the Investment Manager, (iii) to its professional advisers, (iv) such information as shall have been publicly disclosed other than in violation of this Agreement, (v) the identification of the Company as a client of the Investment Manager, (vi) information related to the performance of the Investment Manager, (vii) information furnished in connection with any successor investment manager or assignee, or any agent that has been assigned duties in accordance with this Agreement, or (viii) such information that was or is obtained by the Investment Manager on a non-confidential basis; provided that the Investment Manager does not know or have reason to know, after due inquiry, of any breach by such source of any confidentiality obligations with respect thereto. For purposes of this Section 9, the Administrative Agent shall in no event be considered a “non-affiliated third party,” and the Investment Manager may disclose any of the aforementioned information to the Administrative Agent insofar as such information relates to the Company’s performance of its obligations under the Credit Agreement.

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10.                Term.

This Agreement shall become effective on the date hereof and shall continue unless terminated as hereinafter provided.

11.                Termination.

(a)                 This Agreement may be terminated, and the Investment Manager may be removed, without payment to the Investment Manager of any penalty, for cause upon prior written notice by the Company, acting with the consent of the Administrative Agent; provided that such notice may be waived by the Investment Manager. For this purpose, “cause” will mean the occurrence of any of the following events or circumstances:

(i)                   the Investment Manager’s breach, in any respect, of any provision of this Agreement or the Credit Agreement applicable to it (except for any breach that has not had, and could not reasonably be expected to have, a material adverse effect on the Company or the Administrative Agent) and the Investment Manager’s failure to cure such breach within 30 days of a Responsible Officer of the Investment Manager becoming aware of, or receiving notice of, the occurrence of such breach;

(ii)                 the Investment Manager’s intentional breach of any provision of this Agreement or the Credit Agreement applicable to it relating to the Investment Manager’s or the Company’s obligation to comply with any material provision of this Agreement or the Credit Agreement applicable to it, and the Investment Manager’s failure to cure such breach within 15 days of the occurrence of such breach;

(iii)                the failure of any representation, warranty, certification or statement made or delivered by the Investment Manager in or pursuant to this Agreement or the Credit Agreement to be correct in any material respect when made, which failure (a) could reasonably be expected to have a material adverse effect on the Administrative Agent and (b) is not corrected by the Investment Manager within 30 days of its receipt of notice from the Company or the Administrative Agent of such failure, unless, if such failure is not capable of being cured in 30 days but is curable within 90 days, the Investment Manager has taken action that the Investment Manager in good faith believes will remedy, and does in fact remedy, such failure within 90 days after notice of such failure being given to the Investment Manager;

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(iv)               the Investment Manager (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (4) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (5) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (6) is adjudicated as insolvent or bankrupt, or a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Investment Manager, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Investment Manager or of any substantial part of its property, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(v)                 the occurrence of an Event of Default under the Credit Agreement that results from any breach by the Investment Manager of its duties under the Credit Agreement or this Agreement; or

(vi)               the occurrence of an act by the Investment Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, or the Investment Manager being indicted for a criminal offense materially related to its business of providing asset management services.

If any such event occurs, the Investment Manager shall give prompt written notice thereof to the Company and the Administrative Agent promptly upon a Responsible Officer of the Investment Manager becoming aware of the occurrence of such event.

(b)                 The Investment Manager shall have the right to terminate this Agreement only upon 90 days prior written notice to the Company and the Administrative Agent, and this Agreement shall terminate automatically in the event of its assignment by the Investment Manager which is not made in accordance with Sections 13 and 17 of this Agreement.

(c)                 This Agreement shall be automatically terminated in the event that the Company determines in good faith that the Company or the Company’s asset portfolio has become required to be registered under the provisions of the Investment Company Act.

(d)                 Within 30 days of the resignation or removal of the Investment Manager, the Company may appoint a successor investment manager; provided that such appointment is subject to the prior approval of the Administrative Agent.

(e)                 Nothing in this Section 11 or any other provision of this Agreement shall be deemed to be a limitation on whether a Collateral Manager Event has occurred or is continuing under the Credit Agreement or affect the rights and remedies of the Collateral Agent or the Administrative Agent thereunder.

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12.                Action Upon Termination.

(a)                 Upon the effective termination of this Agreement, the Investment Manager shall as soon as practicable:

(i)                   deliver to the Company all property and documents of the Company or otherwise relating to the Company’s assets then in the custody of the Investment Manager; and

(ii)                 deliver to the Administrative Agent an account with respect to the books and records delivered to the Administrative Agent or the successor investment manager appointed pursuant to Section 11(d).

Notwithstanding such termination, the Investment Manager shall remain liable to the extent set forth herein (but subject to Section 13 hereof) for its acts or omissions hereunder arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorney’s fees) in respect of or arising out of a breach of the representations and warranties made by the Investment Manager in Section 4 hereof or from any failure of the Investment Manager to comply with the provisions of this Section 12.

(b)                 The Investment Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any suit, action or proceeding relating to this Agreement (each, a “Proceeding”) arising in connection with this Agreement, the Credit Agreement or any of the Company’s assets (excluding any such Proceeding in which claims are asserted against the Investment Manager or any Affiliate of the Investment Manager) so long as the Investment Manager shall have been offered reasonable security, indemnity or other provisions against the cost, expenses and liabilities that might be incurred in connection therewith and a reasonable per diem fee.

13.                Liability of Investment Manager; Delegation.

(a)                 The Investment Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Credit Agreement made applicable to it pursuant to the terms of this Agreement. The Investment Manager shall not be responsible for any action of the Company in declining to follow any advice, recommendation or direction of the Investment Manager. The Investment Manager shall have no liability to the Administrative Agent or other creditors of the Company, for any error of judgment, mistake of law, or for any loss arising out of any investment, or for any other act or omission in the performance of its obligations to the Company except for liability to which it would be subject by reason of willful misconduct or gross negligence in performance of its obligations hereunder. The Investment Manager may delegate to an agent selected with reasonable care, which shall include any Person that is party to a sub-advisory agreement with the Investment Manager or any of its Affiliates as of the date hereof, any or all duties (other than its asset selection or trade execution duties) assigned to the Investment Manager hereunder; provided that no such delegation by the Investment Manager of any of its duties hereunder shall relieve the Investment Manager of any of its duties hereunder nor relieve the Investment Manager of any liability with respect to the performance of such duties. For the avoidance of doubt, asset selection and trade execution duties shall include the services described in Section 1(a) hereof.

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Notwithstanding the above and Section 17, the Investment Manager shall be permitted to assign any or all of its rights and delegate any or all of its obligations to FS Investment Corporation or to an Affiliate of the Investment Manager that is reasonably acceptable to the Administrative Agent and that (i) will professionally and competently perform duties similar to those imposed upon the Investment Manager under this Agreement and (ii) is legally qualified and has the capacity to act as the Investment Manager under this Agreement. The Investment Manager shall not be liable for any consequential damages hereunder.

(b)                 The Company shall reimburse, indemnify and hold harmless the Investment Manager, its directors, officers, agents and employees and any of its Affiliates from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Investment Manager, its directors, officers, stockholders, agents and employees made in good faith and in the performance of the Investment Manager’s duties under this Agreement or the Credit Agreement except to the extent resulting from such person’s willful misconduct or gross negligence with respect to its duties hereunder or thereunder. The Investment Manager, its directors, officers, stockholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants. Notwithstanding anything contained herein to the contrary, the obligations of the Company under this Section 13(b) shall be payable from the Company’s assets and are subject to the availability of funds.

(c)                 The Investment Manager shall reimburse, indemnify and hold harmless the Company, its members, manager, officers, agents and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, (i) any acts or omissions of the Investment Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement or under the Credit Agreement and (ii) any breach of the representations and warranties made by the Investment Manager in Section 4 hereof.

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14.                Obligations of Investment Manager.

Unless otherwise required by any provision of the Credit Agreement or this Agreement or by applicable law, the Investment Manager shall not intentionally take any action, which it knows or should know would (a) materially adversely affect the Company for purposes of United States federal or state law or any other law known to the Investment Manager to be applicable to the Company, (b) require registration of the Company or the Company’s assets as an “investment company” under the Investment Company Act, (c) not be permitted under the Company’s operating agreement or certificate of formation (including, but not limited to, Section 9 thereof), (d) cause the Company to violate the terms of the Credit Agreement, (e) subject the Company to federal, state or other income taxation or (f) adversely affect the interests of the Administrative Agent in any material respect (other than as permitted or required hereunder or under the Credit Agreement, including, without limitation, as may result from the performance of any Collateral Loan), it being understood that in connection with the foregoing the Investment Manager will not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Credit Agreement or the conduct of its business generally. The Investment Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement and the Credit Agreement. Notwithstanding anything in this Agreement, the Investment Manager shall not take any discretionary action that would reasonably be expected to cause an Event of Default under the Credit Agreement. The Investment Manager covenants that it shall not fail to correct any known misunderstandings regarding the separate identity of the Company and shall not identify itself as a division or department of the Company.

15.                No Partnership or Joint Venture.

The Company and the Investment Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Investment Manager’s relation to the Company shall be deemed to be that of an independent contractor.

16.                Notices.

Any notice under this Agreement shall be in writing and sent by facsimile, confirmed by telephonic communication, or addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party it is agreed that the address of the Company and the Administrative Agent for this purpose shall be as specified pursuant to Section 12.02 of the Credit Agreement, and the address of the Investment Manager for this purpose shall be:

FS Investment Corporation II

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

Attention: Gerald F. Stahlecker

Telephone: (215) 495-1169

Facsimile: (215) 222-4649

Electronic Mail: jerry.stahlecker@franklinsquare.com

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All notices are to be effective in accordance with Section 12.02 of the Credit Agreement.

17.                Succession/Assignment.

This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. Except in connection with a Permitted Equityholder Transaction, no assignment of this Agreement by the Investment Manager (including, without limitation, a change in control or management of the Investment Manager which would be deemed an “assignment” under the Investment Advisers Act) shall be made without the consent of the Company and the Administrative Agent.

18.                Conflicts with the Credit Agreement.

Subject to the provisions of Section 1 hereof pertaining to the binding effect of certain amendments to the Credit Agreement on the Investment Manager, in the event that this Agreement requires any action to be taken with respect to any matter and the Credit Agreement requires that a different action be taken with respect of such matter, and such actions are mutually exclusive, the provisions of the Credit Agreement in respect thereof shall control.

19.                Miscellaneous.

(a)                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. With respect to any Proceeding, each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(b)                 THE PARTIES HERETO IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO EACH SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 16 HEREOF. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(d)                 No failure on the part of either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(e)                 The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(f)                  In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(g)                 This Agreement may not be amended or modified or any provision thereof waived except by an instrument in writing signed by the parties hereto.

(h)                 This Agreement and the Credit Agreement contain the entire understanding and agreement between the parties and supersedes all other prior understandings and agreements, whether written or oral, between the parties concerning this subject matter. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(i)                   The Investment Manager (i) consents to, and agrees to perform, the provisions of the Credit Agreement applicable to the Investment Manager and (ii) agrees that all of the representations, covenants and agreements made by the Investment Manager in this Agreement are also for the benefit of the Lenders. The Investment Manager hereby consents to the collateral assignment of this Agreement by the Company as provided in Section 7.01 of the Credit Agreement.

(j)                  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(k)                 Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, shall survive the execution and delivery and any termination or assignment of this Agreement or resignation or removal of the Investment Manager.

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(l)                   The Company hereby acknowledges and accepts all actions that were taken by the Investment Manager and/or recommended to the Company by the Investment Manager prior to the Closing Date, including all actions and recommendations that were otherwise consistent with the services to be provided by the Investment Manager to the Company pursuant to Section 1 of this Agreement prior to the Closing Date, in each case, as if this Agreement had been in effect at the time that such actions were taken or such recommendations were made.

20.                Non-Petition; Priority of Payments.

The Investment Manager shall continue to serve as Investment Manager under this Agreement notwithstanding that the Investment Manager shall not have received amounts due to it under this Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with Section 9.01 of the Credit Agreement, and agrees, in its capacity as a creditor of the Company, not to cause the filing of an involuntary petition in bankruptcy against the Company for such non-payment to the Investment Manager, until the payment in full of all Obligations (except for contingent obligations in respect of which no claim has been asserted in writing) under the Credit Agreement and the expiration of a period equal to one year and one day (or, if longer, the applicable preference period then in effect) following all such payments; provided that nothing in this clause shall preclude, or be deemed to estop, the Investment Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day (or, if longer, the applicable preference period then in effect) period in (x) any case or proceeding voluntarily filed or commenced by the Company or (y) any involuntary insolvency proceeding filed or commenced against the Company, by a Person other than the Investment Manager or its Affiliates, or (B) from commencing against the Company or any properties of the Company any legal action which is not a Bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. The provisions of this Section 20 shall survive the termination of this Agreement for any reason whatsoever.

The Investment Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be due and payable only in accordance with the Priority of Payments in the Credit Agreement and only to the extent that funds are available for such payments in accordance with such priorities.

21.                No Recourse.

The Investment Manager hereby acknowledges and agrees that the Company’s obligations hereunder will be solely the corporate obligations of the Company, and the Investment Manager will not have any recourse to any of the directors, officers, employees, holders of the membership interest of Company with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Recourse in respect of any obligations of the Company hereunder will be limited to the Company’s assets and on the exhaustion thereof all claims against the Company arising from this Agreement or any transactions contemplated hereby shall be extinguished. The provisions of this Section 21 shall survive the termination of this Agreement for any reason whatsoever.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT to be executed by their respective authorized representatives on the day and year first above written.

COOPER RIVER LLC

By: /s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

FS INVESTMENT CORPORATION II

By: /s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to Investment Management Agreement]